Exhibit 99.2

Sutor Technology Group Limited Announces Conclusion of SEC Investigation

CHANGSHU, China, December 1, 2015 -- Sutor Technology Group Limited (the "Company" or "Sutor") (Nasdaq: TOR), one of the leading China-based manufacturers and customized service providers for fine finished steel products used by a variety of downstream applications, today announced that it received a letter dated November 18, 2015 from the staff of the U.S. Securities and Exchange Commission (the "SEC") advising that they have concluded the investigation of Sutor. Based on information they have to date, they do not intend to recommend an enforcement action by the SEC against Sutor. As previously disclosed, Sutor received a subpoena dated March 2, 2015 in connection with the SEC's investigation.

Ms. Lifang Chen, Chairwoman and CEO of Sutor commented, "We are pleased that the SEC has concluded its investigation. We respect the SEC and its mandate to protect investors. We are committed to maximize shareholders’ interests and drive long term growth, and will continue to pursue it with transparency and in compliance with all applicable laws and regulations."

About Sutor Technology Group Ltd

Sutor is one of the leading China-based manufacturers and customized service providers for high-end fine finished steel products and welded steel pipes used by a variety of downstream applications. The Company utilizes a variety of in-house developed processes and technologies to convert steel manufactured by third parties into fine finished steel products, including hot-dip galvanized steel, pre-painted galvanized steel, acid-pickled steel, cold-rolled steel and welded steel pipe products. The Company also provides fee-based steel processing services to customers, including industrial peers. To learn more about the Company, please visit http://www.sutorcn.com/en/index.php.

Forward-Looking Statements

This press release includes certain statements that are not descriptions of historical facts, but are “forward-looking statements” in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, those concerning our expected financial performance, liquidity and strategic and operational plans, our future operating results, our expectations regarding the market for our products, our expectations regarding the steel market, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause our actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements. These risks and uncertainties include, but not limited to, the factors mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended June 30, 2014, and other risks mentioned in our other reports filed with the Securities Exchange Commission (“SEC”). Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

For more information, please contact:

Investor Relations

Sutor Technology Group Limited

Tel: +86-512-5268-0988

Email: investor_relations@sutorcn.com